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                                                                      EXHIBIT 11

                  RAMSAY YOUTH SERVICES, INC. AND SUBSIDIARIES
                   COMPUTATION OF NET INCOME (LOSS) PER SHARE

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                                                                           YEAR ENDED
                                                                           DECEMBER 31,
                                                           -------------------------------------------------
                                                               2001               2000               1999
                                                           -----------         ----------         ----------
Numerator for diluted earnings per share -
      net income after assumed conversions .......         $ 3,466,000         $2,852,000         $3,117,000
                                                           ===========         ==========         ==========
Denominator:
   Denominator for basic earnings  per share -
      weighted-average shares ....................           9,046,000          8,913,000          8,890,000
   Effect of dilutive securities:
      Employee stock options and warrants ........           1,294,000             41,000            648,000
                                                           -----------         ----------         ----------
      Denominator for diluted earnings per share -
         adjusted weighted-average shares and
          assumed conversions ....................          10,340,000          8,954,000          9,538,000
                                                           ===========         ==========         ==========
Basic earnings per share .........................         $       .38         $      .32         $      .35
                                                           ===========         ==========         ==========
Diluted earnings per share .......................         $       .34         $      .32         $      .33
                                                           ===========         ==========         ==========

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